Exhibit 10.2

NOTICE TO CONVERT PROMISSORY NOTE(S)

The undersigned hereby agree to convert all of the outstanding principal and accrued and unpaid interest on the following promissory note(s) held by the undersigned holder into shares of SMG Industries Inc.’s (the “Company”) common stock at the indicated conversion price(s) per share (the “Conversion”), effective on the closing date (the “Closing Date”) of a merger transaction or other combination (the “Transaction”) between the Company and/or its affiliates and Barnhart Transportation LLC and/or its affiliates. The amount(s) in the “Principal and Accrued and Updated Interest” column below are as of May 31, 2023; the actual number of shares of Company common stock to be issued will be based upon the aggregate principal and accrued and unpaid interest as of the Closing Date. For the avoidance of doubt, the Conversion shall not occur if the Transaction does not close.

Title of Note	Principal and Accrued and Unpaid Interest (as of May 31, 2023)	Conversion Price per Share	Estimated Conversion Shares (as of May 31, 2023)

Total

* Rounded up to the nearest whole share.

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[NAME]

Signature:

SMG Industries Inc.

Signature:

By: Matthew Flemming, Interim Chief Executive Officer